THE PROCTER & GAMBLE COMPANY
NEWS RELEASE                                        One P&G Plaza
                                                    Cincinnati, OH 45202


                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

        P&G COMFORTABLE WITH ANALYSTS' INCREASED CONSENSUS ESTIMATE FOR
                            FOURTH QUARTER EARNINGS
        ---------------------------------------------------------------

         CINCINNATI, June 10, 2004 - The Procter & Gamble Company (NYSE: PG) confirmed it is comfortable with analysts' increased consensus earnings estimate for the April to June quarter of fiscal year 2004. The company also confirmed previously announced guidance for expected sales growth.

         On April 30, 2004, the company stated it expected total sales growth at a high-teens percentage for the quarter. The top line results reflect continued strength of our base businesses and a broad range of innovative new products including Mr. Clean Magic Eraser(R), Mr. Clean AutoDry(R), Prilosec OTC(R), Crest Vivid White(R), Folgers Home Cafe(R), Pantene Full & Thick(R), Lacoste Red(R), and many others. Also, rapid growth in developing markets and the impact of the Wella acquisition are contributing to strong sales growth.

         P&G's updated guidance confirms comfort with analysts' current consensus earnings estimate for the fourth quarter, which increased by $0.01 per share since P&G's original guidance for the quarter given in April. The projected double-digit percentage earnings growth for the quarter is driven by the strong top line results.

FORWARD-LOOKING STATEMENTS
--------------------------
         All statements, other than statements of historical fact included in this release, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) the ability to achieve business plans, including growing existing sales and volume profitably despite high levels of competitive activity, especially with respect to the product categories and geographical markets (including developing markets) in which the company has chosen to focus; (2) successfully executing, managing and integrating key acquisitions (including the Domination and Profit Transfer Agreement with Wella) and completing planned divestitures (including the divestiture of the company's juice business), (3) the ability to manage and maintain key customer relationships; (4) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (5) the ability to successfully manage regulatory, tax and legal matters (including product liability matters), and to resolve pending matters within current estimates; (6) the ability to successfully implement, achieve and sustain cost improvement plans in manufacturing and overhead areas, including the success of the company's outsourcing projects; (7) the ability to successfully manage currency (including currency issues in volatile countries), interest rate and certain commodity cost exposures; (8) the ability to manage the continued global political and/or economic uncertainty, especially in the company's significant geographical markets, as well as any political and/or economic uncertainty due to terrorist activities; and (9) the ability to successfully manage increases in the prices of raw materials used to make the company's products. If the company's assumptions and estimates are incorrect or do not come to fruition, or if the company does not achieve all of these key factors, then the company's actual results might differ materially from the forward-looking statements made herein. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

ABOUT PROCTER & GAMBLE
----------------------
         Two billion times a day, P&G brands touch the lives of people around the world. The company has one of the largest and strongest portfolios of trusted, quality brands, including Pampers(R), Tide(R), Ariel(R), Always(R), Whisper(R), Pantene(R), Bounty(R), Pringles(R), Folgers(R), Charmin(R), Downy(R), Lenor(R), Iams(R), Crest(R), Actonel(R), Olay(R) and Clairol Nice `n Easy(R). The P&G community consists of nearly 98,000 employees working in almost 80 countries worldwide. Please visit HTTP://WWW.PG.COM for the latest news and in-depth information about P&G and its brands.

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P&G MEDIA CONTACT:
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In the US:  1-866-PROCTER or 1-866-776-2837
International: +1-513-945-9087

P&G INVESTOR RELATIONS CONTACT:
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Thomas Tippl - (513) 983-2414